UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2015
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On September 17, 2015, General Motors Company (“GM”) announced that it entered into a deferred prosecution agreement (the “DPA”) with the Office of the United States Attorney for the Southern District of New York (the “Office”). The DPA relates to the Office’s investigation into certain recalls announced in 2014 concerning ignition switches that could, under certain circumstances, unintentionally move from the “run” position to the “accessory” or “off” position with a corresponding loss of power, which could in turn prevent airbags from deploying in the event of a crash.

Under the DPA, GM consents to the filing of a two-count information (the “Information”) in the U.S. District Court for the Southern District of New York (the “Court”) charging GM with (1) a scheme to conceal material facts from a government regulator, in violation of Title 18, United States Code, Section 1001, and (2) wire fraud, in violation of Title 18, United States Code, Section 1343. GM is pleading not guilty to the charges made in the Information. Under the DPA, GM agrees to pay the United States $900 million as a financial penalty and will record a charge for this amount in the three months ending September 30, 2015.

Pursuant to the DPA, the Office has agreed to recommend to the Court that prosecution of GM on the Information be deferred for three years. The Office has also agreed that, if GM is in compliance with all of its obligations under the DPA, the Office will, within 30 days after the expiration of the period of deferral (including any extensions thereto), seek dismissal with prejudice of the Information filed against GM. The DPA further provides that, in the event the Office determines during the period of deferral of prosecution (or any extensions thereof) that GM has violated any provision of the DPA, an extension of the period of deferral of prosecution of up to one additional year may be imposed in the sole discretion of the Office, but in no event will the total term of the deferral-of-prosecution period under the DPA exceed four years.

GM has agreed to retain an independent monitor (the “Monitor”) to review and assess GM’s policies, practices or procedures related to statements about motor vehicle safety, the provision of information to those responsible for recall decisions, recall processes, and addressing known defects in certified pre-owned vehicles. The Monitor’s authority will extend for a period of three years subject to early termination or extension. The Office has the authority to lengthen the Monitor’s term for up to one year if the Office determines GM has violated the DPA. Likewise, the Office may shorten the monitorship if the Office determines it is no longer necessary. GM will be required to pay the compensation and expenses of the Monitor and of the persons hired under his or her authority.

Over this same period, pursuant to the DPA, GM has also agreed to cooperate fully and actively with the Office, the Federal Bureau of Investigation, the Department of Transportation, the Office of the Special Inspector General for the Troubled Asset Relief Program, the National Highway Traffic Safety Administration, and any other agency of the government designated by the Office.

The DPA can be accessed at the U.S. Department of Justice website at www.justice.gov. GM’s news release announcing its entry into the DPA is attached as Exhibit 99.1.

In addition, on September 17, 2015, GM announced it had reached a memorandum of understanding regarding settlement of claims that will potentially cover approximately 1,380 death and personal injury claimants who have lawsuits pending in the Multi District Litigation (“MDL”) in the United States District Court for the Southern District of New York, or who have otherwise asserted claims related to the ignition switch recall or certain other recalls announced in 2014.

Finally, on September 17, 2015, GM announced it had entered into a binding term sheet for the settlement of the putative shareholder class action filed in the United States District Court for the Eastern District of Michigan. Lead plaintiff, the New York State Teachers’ Retirement Fund System, alleged certain securities law violations in connection with the ignition-switch defect and the events leading up to the ignition-switch recalls announced beginning in February 2014. The final settlement of the matter remains subject to a formal agreement and court approval.

GM expects to record a $575 million charge in the three months ending September 30, 2015 in connection with the settlements related to the shareholder class action and certain claims in the MDL.

GM’s news release announcing its entry into the settlements related to the shareholder class action and the certain claims in the MDL is attached as Exhibit 99.2.

Proceedings related to the ignition switch recall and other recalls, as previously disclosed in our Form 10-Q for the period ended June 30, 2015, are ongoing and new information or resolution of these matters could have a material adverse effect on our financial position, results of operations or cash flows beyond the amounts disclosed in this Form 8-K.

Forward-Looking Statements

In this Form 8-K, our use of the words “plans,” “goals,” “expect,” “anticipate,” “possible,” “target,” “believe,” “commit,” “intend” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “potential,” “projected,” “on track,” “upside,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to accurately assess estimates related to the above referenced contingencies, our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our various recalls; our ability to negotiate a successful new collective bargaining agreement with the UAW and avoid any costly work stoppage; our ability to remain competitive and our ability to continue to attract new customers, particularly for our new products. GM’s most recent reports on Form 10-K and Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports to the Securities and Exchange Commission.

ITEM 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit	Description	Method of Filing
Exhibit 99.1	News Release Dated September 17, 2015 regarding entry into the DPA	Attached as Exhibit
Exhibit 99.2	News Release Dated September 17, 2015 regarding resolution of certain litigation matters	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ JILL E. SUTTON
Date: September 17, 2015	By:	Jill E. Sutton Deputy General Counsel & Corporate Secretary